A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

Exhibit 16.1

March 8, 2007

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

Dear Sirs:

Re: Nova Mining Corporation (the “Company”)

We were the auditors of the Company and on June 7, 2006 we reported on its financial statements for the period December 29, 2005 (Date of Inception) to February 28, 2006 and on January 12, 2007 we reported on its financial statements for the nine month period ended November 30, 2006.

Further to the request of the board of directors of the Company and pursuant to Regulation SB Item 304, we wish to advise that, based on our knowledge of information at this time, we agree with the information contained in the Company’s Form 8-K to which this letter is being filed as an exhibit.

Yours truly yours,

AMISANO HANSON

AMISANO HANSON

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net